As filed with the Securities and Exchange Commission on May 1, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0112644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Binney Street, Cambridge, MA 02142

(617) 679-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan H. Alexander, Esq.

Executive Vice President and Chief Legal Officer

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

(617) 679-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John R. Ablan

Willkie Farr & Gallagher LLP

300 North LaSalle Drive

Chicago, Illinois 60654

(312) 728-9000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Biogen Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Biogen Inc. may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus.

This prospectus describes some of the general terms of these securities. The specific terms of the securities to be offered will be described in supplements to this prospectus, together with other terms and matters related to the offering. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement, along with the additional information described under the heading “Where You Can Find More Information,” before making an investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of any of these methods at prices and on terms determined at the time of offering.

Our common stock trades on the Nasdaq Global Select Market under the symbol “BIIB.”

Investing in these securities involves certain risks. Please carefully read the information under the heading “Risk Factors” on page 6 of this prospectus before you invest in our securities. We may include additional risk factors in any prospectus supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus and into the applicable prospectus supplement.

The address of our principal executive offices is 225 Binney Street, Cambridge, Massachusetts 02142, and our telephone number at our principal executive offices is (617) 679-2000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the common stock, preferred stock, debt securities, warrants or depositary shares described in this prospectus in one or more offerings. You should read this prospectus along with any accompanying prospectus supplement and the documents incorporated herein and therein carefully before you invest. These documents contain important information you should consider when making your investment decision. This prospectus contains information about the securities we may offer generally. Each time we offer or sell securities, we will provide a prospectus supplement and, in some cases, a pricing supplement, that will contain information about the specific securities being offered. The prospectus supplement or pricing supplement may also add, update or change information in this prospectus or in any of the documents that we have incorporated by reference into this prospectus. You should assume that the information provided in this prospectus, any prospectus supplement, any free writing prospectus or any pricing supplement, and the information provided in the documents incorporated by reference herein and therein, are accurate only as of the date of the applicable document. Neither the delivery of this prospectus or any prospectus supplement, nor any offer or sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since such date, or that the information contained or incorporated by reference into this prospectus, any prospectus supplement, any free writing prospectus or any pricing supplement is correct as of any time subsequent to the date of such document.

You should not consider any information in this prospectus, any prospectus supplement or any of the documents incorporated by reference herein or therein to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus or in any pricing supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in a prospectus supplement, on the other hand, the information contained in the prospectus supplement shall control. If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “Biogen,” “we,” “us” and “our” refer to Biogen Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.biogen.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC that is incorporated by reference in this prospectus will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025 (including the portions of our definitive proxy statement for the 2025 annual meeting of stockholders, filed with the SEC on April 28, 2025, specifically incorporated by reference into Part III thereof);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 1, 2025; and

•	our Current Report on Form 8-K, filed with the SEC on January 15, 2025.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Biogen Inc.

Attn: Investor Relations

225 Binney Street

Cambridge, Massachusetts 02142

(617) 464-2442

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projects,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “targets,” “will,” “would” and other similar words or expressions, or the negative thereof. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to numerous assumptions, risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

NOTE REGARDING TRADEMARKS

ADUHELM®, AVONEX®, BYOOVIZ®, PLEGRIDY®, QALSODY®, RITUXAN®, RITUXAN HYCELA®, SKYCLARYS®, SPINRAZA®, TECFIDERA®, TYSABRI® and VUMERITY® are registered trademarks of Biogen.

BENEPALI™, FLIXABI™, FUMADERM™, IMRALDI™ and OPUVIZ™ are trademarks of Biogen.

ACTEMRA®, COLUMVI®, ENBREL®, EYLEA®, FAMPYRA™, GAZYVA®, LEQEMBI®, HUMIRA®, LUCENTIS®, LUNSUMIO®, OCREVUS®, REMICADE®, ZURZUVAE™ and other trademarks referenced in this prospectus are the property of their respective owners.

THE COMPANY

Biogen is a global biopharmaceutical company focused on discovering, developing and delivering innovative therapies for people living with serious and complex diseases. We have a broad portfolio of medicines to treat multiple sclerosis, have introduced the first approved treatment for spinal muscular atrophy, co-developed treatments to address a defining pathology of Alzheimer’s disease and launched the first approved treatment to target a genetic cause of amyotrophic lateral sclerosis. We market the first and only drug approved in the U.S. and the E.U. for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older. We are focused on advancing our pipeline in neurology, specialized immunology and rare diseases. We support our drug discovery and development efforts through internal research and development programs, external collaborations and acquisitions.

Our marketed products include TECFIDERA, VUMERITY, AVONEX, PLEGRIDY and TYSABRI for the treatment of multiple sclerosis; SPINRAZA for the treatment of spinal muscular atrophy; SKYCLARYS for the treatment of Friedreich’s ataxia; QALSODY for the treatment of amyotrophic lateral sclerosis; and FUMADERM for the treatment of severe plaque psoriasis.

We also have collaborations on the commercialization of LEQEMBI for the treatment of Alzheimer’s disease and on the commercialization of ZURZUVAE for the treatment of postpartum depression. We have certain business and financial rights with respect to RITUXAN for the treatment of non-Hodgkin’s lymphoma, chronic lymphocytic leukemia and other conditions; RITUXAN HYCELA for the treatment of non-Hodgkin’s lymphoma and chronic lymphocytic leukemia; GAZYVA for the treatment of chronic lymphocytic leukemia and follicular lymphoma; OCREVUS for the treatment of primary progressive multiple sclerosis and relapsing multiple sclerosis; LUNSUMIO for the treatment of relapsed or refractory follicular lymphoma; COLUMVI, a bispecific antibody for the treatment of non-Hodgkin’s lymphoma; and have the option to add other potential anti-CD20 therapies, pursuant to certain collaboration arrangements.

We commercialize a portfolio of biosimilars of advanced biologics including: BENEPALI, an etanercept biosimilar referencing ENBREL; IMRALDI, an adalimumab biosimilar referencing HUMIRA; FLIXABI, an infliximab biosimilar referencing REMICADE; and BYOOVIZ, a ranibizumab biosimilar referencing LUCENTIS, in certain international markets. We also have commercialization rights related to OPUVIZ, an aflibercept biosimilar referencing EYLEA.

Our principal executive offices are located at 225 Binney Street, Cambridge, Massachusetts 02142, and our telephone number is (617) 679-2000.

RISK FACTORS

Investing in our securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any of these securities, see “Part II, Item 1A—Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and “Part I, Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this prospectus, and any subsequent filings with the SEC, together with all of the other information included in this prospectus and in the “Risk Factors” section of any applicable prospectus supplement or filing with the SEC and the other information that we have incorporated by reference.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Unless otherwise provided in any applicable prospectus supplement, pricing supplement or free writing prospectus, we will use the net proceeds from the sale of the securities for repaying debt, making capital investments, funding working capital requirements or other general corporate purposes, including financing acquisitions and refinancing existing indebtedness. Until the net proceeds have been used for their intended purposes, they may be held in cash or cash equivalents or temporarily used or invested.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Fifth Amended and Restated Bylaws, as amended (the “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended (the “DGCL”), for additional information.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0005 per share (“Common Stock”), and 8,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to any preferential rights of outstanding shares of Preferred Stock, if any, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of liquidation, dissolution or winding up of the Company.

Other Rights and Preferences

Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of our Common Stock may act by unanimous written consent.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Listing

The Common Stock is traded on The Nasdaq Stock Market LLC under the trading symbol “BIIB.”

Preferred Stock

Our Board of Directors may, without further action by the stockholders, issue Preferred Stock in one or more series and fix the rights and preferences thereof. Our Certificate of Incorporation grants the Board of Directors authority to issue Preferred Stock and to determine its rights and preferences without the need for further stockholder approval.

Examples of rights and preferences the Board of Directors may fix include dividend rates, conversion rights, voting rights, preemptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The terms of any particular series of Preferred Stock will be described in the prospectus supplement relating to the offering of shares of that particular series of Preferred Stock and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;

•	terms and amount of any sinking fund, if applicable;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption or repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer, and assignment, if any;

•	the relative ranking and preferences of the Preferred Stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such Preferred Stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem to be in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by The Nasdaq Stock Market LLC.

These additional shares may be utilized for a variety of corporate purposes. In particular, our Board of Directors could issue shares of Preferred Stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our Board of Directors may determine that the issuance of such shares of Preferred Stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the Board of Directors, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at any meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Proxy Access

Our Bylaws provide that qualified stockholders can nominate candidates for election to the Board of Directors if such stockholders comply with the requirements contained in our Bylaws within the designated time periods. Under the proxy access provisions of our Bylaws, any stockholder (or group of up to 20 stockholders) owning 3% or more of our Common Stock for at least three years may nominate a number of candidates for election to our Board of Directors up to 25% of the number of directors in office as of a date specified in the Bylaws or, if such amount is not a whole number, the closest whole number below 25%, but not less than one, and require us to include such nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our Bylaws.

Stockholder Meetings

Our Bylaws require that special meetings of stockholders be called only by our chair of the Board of Directors, by our chief executive officer, by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors, or by a stockholder or group of stockholders who have Net Long Beneficial Ownership (as defined in our Bylaws) of 25% or more of the outstanding shares of Common Stock as of the date of submission of the request and who satisfy the requirements contained in our Bylaws. Further, business transacted at any special meeting of stockholders called by the requisite number of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting, except that the Company may submit additional matters. This limit on the ability of our stockholders to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

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prior to such person becoming an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates, (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three-year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve.

DESCRIPTION OF DEBT SECURITIES

General

We will issue debt securities under an indenture between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank Trust Company, National Association), as trustee, dated as of September 15, 2015, as amended. To the extent provided in any applicable prospectus supplement, the debt securities may be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property.

We have summarized material provisions of the indenture and the debt securities below. This summary does not describe all exceptions and qualifications contained in the indenture or the debt securities.

The indenture does not limit the amount of debt securities that may be issued, and each series of debt securities may differ as to its terms.

A supplement to the indenture, board resolution or officers’ certificate will designate the specific terms relating to any new series of debt securities. These terms will be described in a prospectus supplement and, in some cases, a pricing supplement, and will include the following:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price or prices the series will be issued;

•	the maturity date or dates of the series;

•	the interest rate or interest rates and interest payment dates of the series;

•	any redemption dates, prices, obligations and restrictions of the series;

•	the dates, if any, on which and the price or prices at which the series will be repurchased by the Company at the option of the holders thereof;

•	the minimum denomination of the series;

•	the currency of denomination of the series, which may be U.S. dollars or any foreign currency;

•

the designation of the currency, currencies or currency units in which payment of the principal of and interest and premium, if any, on the series will be made and the method for determining any exchange rates with respect thereto;

•	any addition to, deletion of or change in the restrictive covenants that will apply to the series;

•

any addition to, deletion of or change in the events of default which applies to the series and any change in the right of the trustee or the requisite holders of the series to declare the principal amount thereof due and payable pursuant to the indenture;

•	the terms and conditions, if any, for conversion of the series into or exchange of the series for shares of common stock or preferred stock of the Company that apply to the series;

•	the terms and conditions, if any, upon which the series will be subordinated in right of payment to other indebtedness of the Company;

•	if applicable, that the series, in whole or any specified part, shall be defeasible pursuant to the indenture; and

•	any other material terms of the series.

Book-Entry Only Form

The debt securities normally will be issued in book-entry only form, which means that they will be represented by one or more permanent global securities registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee. We will refer to this form as “book-entry only.”

In the event that debt securities are issued in book-entry only form, DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. Each participant will then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

In the case of book-entry only debt securities, we will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have any direct responsibility or liability to pay amounts due on the debt securities to owners of beneficial interests in the global securities.

Under book-entry only form, we will not issue physical certificates representing beneficial interests in the global securities to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

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DTC at any time is unwilling or unable to continue as depositary for such global security or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days after the date the Company is so informed in writing or becomes aware of the same;

•	an event of default occurs with respect to such debt securities; or

•	the Company shall so elect.

Certificated Form

Alternatively, we may issue the debt securities in certificated form registered in the name of the debt security holder. Under these circumstances, holders may receive physical certificates representing the debt securities. We refer to this form as “certificated.”

Redemption Provisions

The prospectus supplement relating to a series of debt securities will describe the circumstances, if any, under which we may redeem such series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the indenture provides that we may not merge or consolidate with or into, or sell, assign, transfer or lease or otherwise dispose of all or substantially all of our properties and assets, to any person, unless at the time of and after giving effect thereto:

•

either (A) if the transaction is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such person expressly assumes all of the obligations of the Company under the debt securities and the indenture; and

•

immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or event of default shall have occurred and be continuing. See “—Events of Default.”

Events of Default

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the term “event of default” means, for any series of debt securities, any of the following:

•	a failure to pay the principal of or any premium on such series on their due date whether at maturity, or upon redemption, upon acceleration or otherwise;

•

a failure to pay interest on such series of debt securities within 30 days of their due date (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent for application to pay such interest prior to the expiration of the 30-day period);

•

we remain in breach of a covenant in respect of such series of debt securities for 90 days after we receive a written notice of default in accordance with the provisions of the indenture stating we are in breach and requiring that we remedy the breach;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any significant subsidiary of ours; or

•	any other event of default provided for in the supplement to the indenture, board resolution or officers’ certificate designating the specific terms of such series of debt securities.

If an event of default (other than due to certain events of bankruptcy, insolvency or reorganization) has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of a series of debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on, such series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events of bankruptcy, insolvency or reorganization relating to us, the principal amount (and premium, if any) of, and all the accrued and unpaid interest on, all debt securities will be automatically accelerated, without any action by the trustee or any holder. Holders of not less than a majority in aggregate principal amount of a series of debt securities may also waive certain past defaults under the indenture on behalf of all of the holders of such series. A declaration of acceleration of maturity with respect to a series of debt securities may be canceled, under specific circumstances, by the holders of at least a majority in aggregate principal amount of such series.

If any debt securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the indenture. The trustee will generally give the holders of a series of debt securities notice within 90 days of the occurrence of a default or an event of default with respect to such series known to the trustee.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any of the holders unless such holders offer the trustee indemnity and/or security satisfactory to it. If indemnity and/or security satisfactory to the trustee is provided, the holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to such series. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.

Before holders will be allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to a series of debt securities, the following must occur:

•	such holders must give the trustee written notice that an event of default with respect to such series has occurred and remains uncured;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series must make a written request that the trustee take action because of the default and must offer the trustee indemnity and/or security satisfactory to it against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above request and offer of indemnity and/or security; and

•	holders of a majority in aggregate principal amount of debt securities of such series must not have given the trustee a direction inconsistent with the above request.

However, holders are entitled at any time to bring a lawsuit for the payment of money due on a series of debt securities on or after the due date.

Defeasance

The following provisions will apply to each series of debt securities unless otherwise specified in a prospectus supplement.

Full Defeasance. We can legally release ourselves from any payment or other obligations on a series of debt securities, called “full defeasance,” if, among other requirements, we put in place the following other arrangements for holders of such series to be repaid:

•

we must deposit in trust for the benefit of all registered holders of such series, money, U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, notes or bonds of the government that issued or caused to be issued such currency or notes or bonds of agencies of such government) or a combination thereof that will generate enough cash to make interest, principal and any other payments on such series on the applicable due dates including, possibly, their earliest redemption date; and

•

we must deliver to the trustee a legal opinion confirming, on the basis of a ruling received from, or published by, the Internal Revenue Service or a change in applicable U.S. federal tax law, that holders of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and that the holders of such series will not be taxed on the debt securities of such series any differently than if the full defeasance had not occurred.

If we accomplish full defeasance with respect to a series of debt securities, as described above, holders of such series would have to rely solely on the trust deposit for repayment on such debt securities. Holders of such debt securities could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance. We can be released from the restrictive covenants in a series of debt securities if, among other requirements, we make the arrangements described below. This is called “covenant defeasance.” In that event, holders of the applicable series of debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay such debt securities. In order to achieve covenant defeasance with respect to a series of debt securities, we must, among other requirements, do the following:

•

we must deposit in trust for the benefit of all registered holders of such series, money, U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, notes or bonds of the government that issued or caused to be issued such currency or notes or bonds of agencies of such government) or a combination thereof that will generate enough cash to make interest, principal and any other payments on such series on the applicable due dates including, possibly, their earliest redemption date; and

•

we must deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law holders of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and that holders of such debt securities will not be taxed on such series of debt securities any differently than if the covenant defeasance had not occurred.

If we accomplish covenant defeasance with respect to a series of debt securities, you can still look to us for repayment of such series if there were a shortfall in the trust deposit.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain other conditions, and no event or condition can exist that would prevent us from making payments of principal, premium and interest, if any, on the applicable series of debt securities on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Modification or Waiver

The following provisions will apply to each series of debt securities unless otherwise specified in a prospectus supplement.

We generally may modify and amend the indenture with respect to a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series. However, with respect to a series of debt securities, we may not make any modification or amendment without the consent of each holder of such series if such action would:

•	change the stated maturity of, or the principal of or premium or interest on, such series;

•	reduce any amounts due on such series or payable upon acceleration of the maturity of such series following an event of default;

•	adversely affect any right of repayment at such holder’s option;

•	change the place (except as otherwise described in this prospectus) or currency of payment on such series;

•	modify such series to contractually subordinate such series in right of payment to other indebtedness;

•	reduce the percentage of holders of such series whose consent is needed to modify or amend the indenture with respect to such series;

•	reduce the percentage of holders of such series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults with respect to such series; or

•	modify any other aspect of the provisions of the indenture relating to such series dealing with modification and waiver except to increase the voting requirements.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain provisions of the indenture with respect to such series. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture and its consequences with respect to such series, except a default in the payment of the principal of or premium or interest on such series or in respect of a covenant or provision applicable to such series which cannot be modified or amended without the consent of the holders of all outstanding debt securities of such series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may rescind an acceleration and its consequences, including any payment default that resulted solely from such acceleration with respect to such series.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we may amend or supplement the indenture or the debt securities to, among other reasons:

•	cure any ambiguity, defect or inconsistency, provided such amendment or supplement does not adversely affect the rights of any holder of debt securities;

•	comply with the covenant described under “—Merger, Consolidation or Sale of Assets;”

•

appoint a successor trustee with respect to the debt securities and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee;

•	comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	make any change that would not adversely affect the rights of any holder of debt securities;

•	conform the indenture or the debt securities to the description thereof set forth in this prospectus or in any prospectus supplement with respect to such series of debt securities;

•	provide for certificated debt securities in addition to uncertificated debt securities; and

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture.

Satisfaction and Discharge

The following provisions will apply to each series of debt securities unless otherwise specified in a prospectus supplement.

The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to a series of debt securities, when the following conditions have been satisfied:

•

all debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•

we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of such series that had not been previously delivered for cancellation for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that we have complied with all these conditions.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

SEC Reports

We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports as may be prescribed by the SEC at such time.

The Trustee

The trustee will be U.S. Bank Trust Company, National Association. U.S. Bank Trust Company, National Association also will be the initial paying agent and registrar.

The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in aggregate principal amount of the debt securities of a series then outstanding will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture with respect to such series, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the same circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed and a successor trustee may be appointed.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

This description only summarizes the terms of warrants that we may offer under this prospectus, any prospectus supplement and related warrant agreements and certificates. You should refer to the applicable prospectus supplement, warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of Common Stock, Preferred Stock or debt securities. Warrants may be issued independently or together with Common Stock, Preferred Stock or debt securities, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any series of warrants will be described in the prospectus supplement relating to such series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the minimum or maximum amount of such warrants that may be exercised at any one time, if applicable;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security, if applicable;

•	the date on and after which such warrants and the related securities will be separately transferable, if applicable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of Common Stock, Preferred Stock debt securities or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including any right to vote or to receive any payments of dividends, if applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer (either separately or together with other offered securities) depositary shares representing interests in shares of our preferred stock of one or more series. The depositary shares will be issued under deposit agreements (each, a “deposit agreement”) to be entered into between us and a bank or trust company, as depositary (the “preferred stock depositary”), identified in the prospectus supplement or free writing prospectus.

Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read the deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. The form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the “depositary receipts”), is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

The following is a general description of the terms and provisions of the depositary shares to which any prospectus supplement or term sheet may relate. The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.

General

We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement or term sheet) in one share of the related preferred stock, as described below.

You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	the terms of the series of preferred stock deposited by us under the deposit agreement;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities; and

•	any other terms of the depositary shares.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Depositary receipts will be exchangeable for new depositary receipts of different denominations. We will not impose a service charge for any permitted transfer or exchange of depositary receipts, but we may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock of the series represented by the depositary share, to all rights and preferences of the preferred stock represented by the depositary share, including dividend, voting and liquidation rights and any redemption, conversion or exchange rights.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary shares.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary (unless the related shares of preferred stock have previously been called for redemption), the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder’s order, the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, or if the holder would otherwise be entitled to a fractional share of preferred stock, the preferred stock depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the preferred stock depositary the redemption price of the preferred stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preferred stock depositary with written instructions to convert or exchange the preferred stock into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which holders of one or more series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preferred stock depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with each holder’s instructions. The preferred stock depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preferred stock depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder’s depositary receipt and receive the related preferred stock, as discussed above under “Withdrawal of Preferred Stock.”

We may terminate the deposit agreement at any time upon not less than 60 days’ prior written notice to the preferred stock depositary. In that case, the preferred stock depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preferred stock to which the holder is entitled, together with cash in lieu of any fractional share.

The deposit agreement will terminate automatically after all the related preferred stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preferred stock represented by the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preferred stock depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the preferred stock. Neither the preferred stock depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preferred stock depositary’s or our control in performing the preferred stock depositary’s or our respective obligations under the deposit agreement. The obligations of the preferred stock depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preferred stock depositary’s or our respective duties thereunder, and neither the preferred stock depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, the resignation or removal to take effect upon the appointment of a successor preferred stock depositary. The successor preferred stock depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•

through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more counterparties;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	through at-the-market issuances;

•	to investors directly in negotiated sales or in competitive bid transactions; or

•	in any combination of these methods of sale.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any agents, dealers or underwriters and the respective amounts underwritten;

•	the terms of the securities being offered, including the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents and Dealers

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters, agents or dealers in the offer and sale of the applicable securities.

Institutional Purchasers

Further, we may authorize underwriters, agents or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities registered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase such securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of such securities. We cannot assure you that there will be liquidity in the trading market for any such securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All amounts are estimated.

Estimated Amounts
SEC registration fee	(1)(2)
Trustee fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)

These fees are calculated based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Article X of the registrant’s Amended and Restated Certificate of Incorporation, as amended, provides for the elimination of personal monetary liabilities of directors and officers of Biogen for any breach of their fiduciary duties to the full extent permitted by the General Corporation Law of Delaware (the “DGCL”). Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its Board of Directors or officers to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that the corporation shall not eliminate or limit the liability of: (i) a director or officer breaching his or her duty of loyalty to the corporation or its stockholders; (ii) a director or officer failing to act in good faith, engaging in intentional misconduct or knowingly violating the law; (iii) a director paying an unlawful dividend or approving an unlawful stock purchase or redemption; (iv) a director or officer obtaining an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Indemnification provided pursuant to Section 145 of the DGCL is not exclusive of any other rights to which those seeking indemnification may be entitled to under any bylaw, agreement, disinterested director vote, stockholder vote or otherwise.

The registrant’s Fifth Amended and Restated Bylaws provide that the registrant shall provide, to the fullest extent authorized by the DGCL, indemnification against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by its directors, officers, or any other person who is or was serving at the request of the registrant (or any predecessor) as a director, officer, employee, fiduciary, representative, partner or agent of another related entity and shall advance expenses to such persons, in respect of any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving in such capacity.

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against certain liabilities that directors or officers of the registrant may incur in such capacities.

The registrant also has in place agreements with certain of its officers and directors which affirm the registrant’s obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the registrant’s Bylaws.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

3.2	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 27, 2015)

3.3	Certificate of Amendment of Biogen Inc.’s Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 8, 2021)

3.4	Certificate of Amendment of Biogen Inc.’s Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 25, 2024)

3.5	Fifth Amended and Restated Bylaws of Biogen Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 12, 2023)

4.1	Indenture between Biogen Inc. and U.S. Bank National Association, dated as of September 15, 2015 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on September 16, 2015)

4.2	First Supplemental Indenture between Biogen Inc. and U.S. Bank National Association, dated September 15, 2015 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on September 16, 2015)

4.3	Second Supplemental Indenture, dated April 30, 2020, between Biogen Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on April 30, 2020)

4.4	Third Supplemental Indenture, dated February 16, 2021, between Biogen Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on February 16, 2021)

4.5	Form of Certificate of Designation of Powers, Preferences and Rights of Preferred Stock*

4.6	Form of Preferred Stock Certificate*

4.7	Form of Warrant Agreement, including Form of Warrant Certificate*

Exhibit No.	Description

4.8	Form of Depository Agreement, including Form of Depositary Receipt*

5.1	Opinion of Willkie Farr & Gallagher LLP**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney of Biogen Inc. (included on signature pages to this Registration Statement)**

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee**

107	Filing Fee Table**

*	To the extent applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 1, 2025.

BIOGEN INC.

By:	/s/ CHRISTOPHER A. VIEHBACHER
Name:	Christopher A. Viehbacher
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 1, 2025.

Further, we, the undersigned officers and directors of the registrant hereby severally constitute and appoint Christopher A. Viehbacher, Robin C. Kramer, and Susan H. Alexander and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this registration statement on Form S-3 of the registrant, including post-effective amendments to the Registration Statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Name	Capacity

/s/ CHRISTOPHER A. VIEHBACHER Christopher A. Viehbacher	Director and Chief Executive Officer (Principal Executive Officer)

/s/ ROBIN C. KRAMER Robin C. Kramer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SEAN GODBOUT Sean Godbout	Vice President, Chief Accounting Officer and Global Corporate Controller (Principal Accounting Officer)

/s/ CAROLINE D. DORSA Caroline D. Dorsa	Director and Chair of the Board of Directors

/s/ MARIA C. FREIRE Maria C. Freire	Director

/s/ WILLIAM A. HAWKINS William A. Hawkins	Director

/s/ SUSAN LANGER Susan Langer	Director

/s/ JESUS B. MANTAS Jesus B. Mantas	Director

Name	Capacity

/s/ LLOYD B. MINOR Lloyd B. Minor	Director

/s/ SIR MENELAS PANGALOS Sir. Menelas Pangalos	Director

/s/ MONISH PATOLAWALA Monish Patolawala	Director

/s/ ERIC K. ROWINSKY Eric K. Rowinsky	Director

/s/ STEPHEN A. SHERWIN Stephen A. Sherwin	Director